Exhibit (d): Investment Advisory Agreement between Woodlawn Funds Trust
     -----------              and Internet 100 Advisors, L.L.C.


                          INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT, dated the date that the Registration Statement becomes effective with the Securities and Exchange Commission, between WOODLAWN FUNDS TRUST (the "Trust"), a Delaware Business Trust, and INTERNET 100 ADVISORS, L.L.C. (the "Advisor"), a Virginia limited liability corporation and registered as an investment advisor under the Investment Advisors Act of 1940, as amended (the "Advisors Act").

WHEREAS, the Trust is registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Advisor to furnish investment advisory and administrative services to the series of the Trust as described in the schedules attached to this Agreement (each a "Fund"), and the Advisor is willing to furnish such services;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Advisor to act as Investment Advisor to each Fund for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services set forth herein, for the compensation provided in the attached schedules.

2. Delivery of Documents. The Trust has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

         (a) The Trust's Declaration of Trust, as filed with the State of Delaware (the "Declaration");

         (b)    The Trust's By-Laws (the "By-Laws");

         (c) Resolutions of the Trust's Board of Trustees and the resolution approved by a majority of the outstanding shares of the Fund authorizing the appointment of the Advisor and approving this Agreement;

         (d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), relating to shares of beneficial interest of the Fund (the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

         (e)    The Fund's Prospectus (the "Prospectus").

         The Trust will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. Management. Subject to the supervision of the Trust's Board of Trustees, the Advisor will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Advisor will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in its Prospectus. The Advisor further agrees that it:

         (a) Will conform its activities to all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

         (b) Will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Advisor believes two or more brokers or dealers are comparable in price and execution, the Advisor may prefer: (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Trust shares, and
                (ii) brokers who are affiliated with the Fund or its Advisor; provided, however, that in no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of the Advisor in principal transactions;

         (c) Will provide certain executive personnel for the Fund as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Advisor unless otherwise mutually agreed upon; and

         (d) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund.

4. Services Not Exclusive. The advisory services furnished by the Advisor hereunder are not to be deemed exclusive, and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that without the written consent of the Trustees, the Advisor will not serve as investment advisor to any other investment company having a similar investment objective to that of the Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the benefit of the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Fund.

6. Expenses. During the term of this Agreement, the Advisor will pay all expenses incurred by it in connection with its investment advisory services pertaining to the Fund. The Advisor will pay, out of the Advisor's resources, the entire cost of the promotion and sale of Trust shares, including the preparation of the prospectus and other documents. The Advisor will provide other information and services, other than services of outside counsel or independent accountants or investment advisory services to be provided by any Adviser under an Advisory Agreement, required in connection with the preparation of all registration statements and Prospectuses, Prospectus supplements, SAIs, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns.

         Notwithstanding the foregoing, the Fund shall pay the expenses and costs of the following:

         (a)    Taxes, interest charges and extraordinary expenses;
         (b) Brokerage fees and commissions with regard to portfolio transactions of the Fund;
         (c) Fees and expenses of the custodian of the Fund's portfolio securities;
         (d) Fees and expenses of the Fund's administrator, transfer and dividend disbursing agent and the Fund's fund accounting agent or, if the Fund performs any such services without an agent, the costs of the same;

         (e)    Auditing and legal expenses;
         (f)    Cost of maintenance of the Fund's existence as a legal entity;
         (g) Compensation of trustees who are not interested persons of the Advisor as law defines that term;
         (h)    Costs of Trust meetings;
         (i)    Federal  and  State   registration  or  qualification  fees  and
                expenses;
         (j) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
         (k) The investment advisory fee payable to the Advisor, as provided in paragraph 7 herein; and
         (l) Distribution expenses, but only in accordance with the Plan of Distribution adopted in accordance with Rule 12b-1 under the 1940 Act.

7. Compensation. The Trust will pay the Advisor and the Advisor will accept as full compensation an investment advisory fee, based upon the daily average net assets of each Fund, computed at the end of each month and payable within five (5) business days thereafter, based upon the schedules attached hereto.

8.(a) Limitation of Liability. The Advisor shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8.(b) Indemnification of Advisor. Subject to the limitations set forth in this Subsection 8(b), the Fund shall indemnify, defend and hold harmless (from the assets of the Trust or Trusts to which the conduct in question relates) the Advisor against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Advisor in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Advisor is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Advisor was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Advisor for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Advisor was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Fund as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Advisor (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or Trust to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Advisor shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if
         (i) the Advisor shall have provided security for such undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Advisor ultimately will be entitled to indemnification hereunder.

         As to any matter disposed of by a compromise payment by the Advisor referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the
         Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Advisor of any amount paid to the Advisor in accordance with either of such clauses as indemnification of the Advisor is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Advisor's action was in or not opposed to the best interest of the Fund or to have been liable to the Fund or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

         The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Advisor may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Fund, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of any such person.

         The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Fund hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Advisor is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

8.(c) Indemnification of Fund. The Adviser agrees to indemnify and hold harmless the Trust and Trust's Trustees and officers from all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Trust in connection with the defense or disposition of any body, related to or resulting from (i) any breach or violation of this Agreement by the Adviser; (ii) any breach of fiduciary duty with respect to the receipt of compensation for services; and (iii) any willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

8.(d) Failure to Perform; Force Majeure. No failure or omission by either party hereto in the performance of any obligation of this Agreement (other than payment obligations) shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the party, including but not limited to, the following: acts of God, acts or omissions of any governmental agency; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake, war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

8.(e) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Advisor and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. This Agreement shall become effective upon the date the registration statement of the Trust containing the Fund's Prospectus is declared effective by the Securities and Exchange Commission and, unless sooner terminated as provided herein, shall continue in effect for two years. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

         (a) By the vote of a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940
                Act), cast in person at a meeting called for the purpose of voting on such approval; and

         (b) By vote of either the Board of Trustees or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of the Fund.

         Notwithstanding the foregoing, this Agreement may be terminated by the Fund or by the Advisor at any time on sixty (60) days' written notice, without the payment of any penalty, provided that termination by the Fund must be authorized either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

11. Year 2000 Preparedness. The Adviser warrants and represents that the Adviser has adopted a written plan for Year 2000 compliance for the correct operation of the Adviser's computer systems because of the approaching millennium (the "Plan"), that the Plan provides for the identification, testing and, where appropriate, upgrading of the Adviser's computer systems, in accordance with reasonable industry standards, so that both the Adviser's computer systems and their interfaces with third party computer systems will function accurately and without interruption before, during and after December 31, 1999 and that the Adviser is actively in the process of implementing the Plan and presently has no reason to believe that the Adviser's computer systems and their interfaces with third party computer systems will not be able to function accurately and without interruption before, during and after such date. The Adviser will continue to implement the Plan and take such other steps as may be necessary and appropriate to be Year 2000 compliant in a timely and efficient manner and will notify the Trust of any Year 2000 compliance problems and the nature thereof on or before September 1, 1999 if the Adviser determines that it is not or is not likely to be Year 2000 compliant in a timely and efficient manner. The failure of the Adviser to be Year 2000 compliant shall not be deemed to be a force majeure event or provide a defense to performance hereunder.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

13. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of North Carolina.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



ATTEST:                                     WOODLAWN FUNDS TRUST


By:  /s/ C. Frank Watson, III               By:  /s/ Theo H. Pitt, Jr.
    ___________________________                 ___________________________

Title:  Secretary                           Title:  Trustee
       ________________________                    ________________________




ATTEST:                                     INTERNET 100 ADVISORS, L.L.C.


By:  /s/ C. Frank Watson, III               By: /s/ Paul de Leon
    ___________________________                 ___________________________

Title:  Secretary                           Title:  President
       ________________________                    ________________________

                                   SCHEDULE A


                   INVESTMENT ADVISOR'S COMPENSATION SCHEDULE


For the services delineated in the INVESTMENT ADVISORY AGREEMENT and rendered to the INTERNET 100 FUND, the Advisor shall be compensated monthly, as of the last day of each month, within five business days of the month end, a fee based upon the daily average net assets of the Fund according to the following schedule:


                                                     Annual
              Net Assets                              Fee
            --------------                           ------

            On all assets                             0.75%

                                   SCHEDULE B


                   INVESTMENT ADVISOR'S COMPENSATION SCHEDULE


For the services delineated in the INVESTMENT ADVISORY AGREEMENT and rendered to the INTERNET 100 EQUAL WEIGHTED FUND, the Advisor shall be compensated monthly, as of the last day of each month, within five business days of the month end, a fee based upon the daily average net assets of the Fund according to the following schedule:


                                                     Annual
              Net Assets                              Fee
            --------------                           ------

            On all assets                             0.75%